Exhibit 4(b)


                    APPALACHIAN POWER COMPANY


                               AND


               THE FIRST NATIONAL BANK OF CHICAGO,
                           as Trustee


                     -----------------------



                  FIRST SUPPLEMENTAL INDENTURE

                  Dated as of September 1, 1996


                               TO


                            INDENTURE


                  Dated as of September 1, 1996



                     -----------------------



                   ______% Junior Subordinated
                 Deferrable Interest Debentures,
                       Series A, Due 2026



     FIRST SUPPLEMENTAL INDENTURE, dated as of the 1st day of September, 1996 (the "First Supplemental Indenture"), between APPALACHIAN POWER COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (hereinafter sometimes referred to as the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association organized and existing under the laws of the United States, as trustee (hereinafter sometimes referred to as the "Trustee") under the Indenture dated as of September 1, 1996 between the Company and the Trustee (the "Indenture"); all terms used and not defined herein are used as defined in the Indenture.

     WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its junior subordinated debentures (the "Debentures"), said Debentures to be issued from time to time in series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided; and

     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debentures to be known as its ______% Junior Subordinated Deferrable Interest Debentures, Series A, Due 2026 (said series being hereinafter referred to as the "Series A Debentures"), the form and substance of such Series A Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture; and

     WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series A Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

     NOW THEREFORE, in consideration of the purchase and acceptance of the Series A Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series A Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                           ARTICLE ONE

                 General Terms and Conditions of
                     the Series A Debentures


     SECTION 1.01. There shall be and is hereby authorized a series of Debentures designated the "______% Junior Subordinated Deferrable Interest Debentures, Series A, Due 2026", limited in aggregate principal amount to $75,000,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Series A Debentures pursuant to
Section 2.01 of the Indenture. The Series A Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on September 30, 2026, and shall be issued in the form of registered Series A Debentures without coupons.

     SECTION 1.02. Except as provided in Section 2.11(c) of the Indenture, the Series A Debentures shall be issued initially in the form of a Global Debenture in an aggregate principal amount equal to all outstanding Series A Debentures, to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the Company. The Company shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery as hereinabove and in the Indenture provided. Payments on the Series A Debentures issued as a Global Debenture will be made to the Depository. The Depository for the Series A Debentures shall be The Depository Trust Company, New York, New York.

     SECTION 1.03. If, pursuant to the provisions of Section 2.11(c) of the Indenture, the Series A Debentures are issued in certificated form, principal, premium, if any, and interest on the Series A Debentures will be payable, the transfer of such Series A Debentures will be registrable and such Series A Debentures will be exchangeable for Series A Debentures bearing identical terms and provisions at the office or agency of the Company only upon surrender of such certificated Series A Debenture and such other documents as required by the Indenture; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register.

     SECTION 1.04. Each Series A Debenture shall bear interest at the rate of ______% per annum from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, payable (subject to the provisions of Article Three hereof) quarterly in arrears on each March 31, June 30, September 30 and December 31 (each, an "Interest Payment Date"), commencing on December 31, 1996. Interest (other than interest payable on redemption or maturity) shall be payable to the person in whose name such Series A Debenture or any predecessor Series A Debenture is registered at the close of business on the regular record date for such interest installment. The regular record date for such interest installment shall be the close of business on the business day next preceding that Interest Payment Date; except that if, pursuant to the provisions of Section 2.11(c) of the Indenture, the Series A Debentures are no longer represented by a Global Debenture, the regular record date for such interest installment shall be the close of business on the March 15, June 15, September 15 or December 15 (whether or not a business day) next preceding the Interest Payment Date. Interest payable on redemption or maturity shall be payable to the person to whom the principal is paid. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name the Series A Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Series A Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Debentures is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.


                           ARTICLE TWO

              Redemption of the Series A Debentures


     SECTION 2.01. Subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem the Series A Debentures, in whole or in part, from time to time, at the time and redemption price set forth in the form of Debenture contained in Exhibit A hereto. Any redemption pursuant to this Section will be made upon not less than 30 nor more than 60 days' notice. If the Series A Debentures are only partially redeemed pursuant to this Section, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption, the Series A Debentures are registered as a Global Debenture, the Depository shall determine by lot the principal amount of such Series A Debentures held by each Series A Debentureholder to be redeemed.


                          ARTICLE THREE

              Extension of Interest Payment Period


     SECTION 3.01. The Company shall have the right, at any time during the term of the Series A Debentures, from time to time to extend the interest payment period of such Series A Debentures for up to 20 consecutive quarters (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest accrued and unpaid thereon (together with interest thereon compounded quarterly at the rate specified for the Series A Debentures to the extent permitted by applicable law); provided that, during such Extended Interest Payment Period, the Company shall not declare or pay any dividend on, or purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the maturity of the Series A Debentures. Upon the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof.

     SECTION 3.02. (a) The Company shall give the holders of the Series A Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least 10 business days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice to holders of the Series A Debentures (or, if applicable, to the New York Stock Exchange or other applicable self-regulatory organization), of the record or payment date of such interest payment, but in any event not less than two business days prior to such record date.

     (b) The quarter in which any notice is given pursuant to paragraph (a) of this Section shall constitute one of the 20 quarters which comprise the maximum Extended Interest Payment
Period.


                          ARTICLE FOUR

                   Form of Series A Debenture


     SECTION 4.01.  The Series A Debentures and the Trustee's
Certificate of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A hereto.


                          ARTICLE FIVE

              Original Issue of Series A Debentures


     SECTION 5.01. Series A Debentures in the aggregate principal amount of $75,000,000 may, upon execution of this First Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman of the Board, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.


                           ARTICLE SIX

                     Covenant of the Company


     SECTION 6.01. The Company will not declare or pay any dividend on, or purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect thereto, if at such time
(i) there shall have occurred and be continuing any Event of Default under the Indenture or (ii) the Company shall have given notice of its selection of an Extended Interest Payment Period and such period, or any extension thereof, shall be continuing.


                          ARTICLE SEVEN

                    Miscellaneous Provisions


     SECTION 7.01. Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Series A Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Series A Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

     SECTION 7.02.  The Indenture, as supplemented by this First
Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     SECTION 7.03. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First
Supplemental Indenture.

     SECTION 7.04. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                              APPALACHIAN POWER COMPANY


                              By________________________
                                       Treasurer

Attest:


By________________________
   Assistant Secretary


                              THE FIRST NATIONAL BANK OF CHICAGO
                                   as Trustee


                              By________________________
                                     Vice President

Attest:


By_______________________
   Authorized Officer


State of Ohio       }
County of Franklin, }   ss:


     On this ______ day of September, 1996, personally appeared before me, a Notary Public within and for said County in the State aforesaid, A. A. Pena and J. M. Adams, Jr., to me known and known to me to be respectively Treasurer and Assistant Secretary of APPALACHIAN POWER COMPANY, one of the corporations named in and which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such Treasurer and Assistant Secretary for and on behalf of said corporation and that the same is their free act and deed as such Treasurer and Assistant Secretary, respectively, and the free and corporate act and deed of said corporation.

     In Witness Whereof, I have hereunto set my hand and notarial seal this ______ day of September, 1996.

[Notarial Seal]


                         _________________________
                         MARY M. SOLTESZ
                         Notary Public, State of Ohio
                         My Commission Expires 7-12-99




State of            }
County of           }  ss:

     Be it remembered, that on this ______ day of September, 1996, personally appeared before me the undersigned, a Notary Public within and for said County and State, THE FIRST NATIONAL BANK OF CHICAGO, one of the corporations named in and which executed the foregoing instrument, by _______________, one of its Vice Presidents, and by _______________, one of its Authorized Officers, to me known and known by me to be such Vice President and Authorized Officer, respectively, who severally duly acknowledged the signing and sealing of the foregoing instrument to be their free act and voluntary deed, and the free act and voluntary deed of each of them as such Vice President and Authorized Officer, respectively, and the free act and voluntary deed of said corporation, for the uses and purposes therein expressed and mentioned.

     In Witness Whereof, I have hereunto set my hand and notarial seal this ______ day of September, 1996.

[Notarial Seal]


                         _____________________
                         Name:
                         Notary Public, State of ____________
                         My Commission Expires_______________


                                                        Exhibit A


                   (FORM OF FACE OF DEBENTURE)

     [IF THE SERIES A DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

     Unless this Debenture is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC and any payment hereon is made to Cede & Co., or to such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

No. ____________                                     $___________

CUSIP No. ____________


                    APPALACHIAN POWER COMPANY


                   ______% JUNIOR SUBORDINATED
                 DEFERRABLE INTEREST DEBENTURE,
                       SERIES A, DUE 2026

     APPALACHIAN POWER COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________ or registered assigns, the principal sum of ______________ Dollars on September 30, 2026, and to pay interest on said principal sum from September __, 1996 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on each March 31, June 30, September 30 and December 31 commencing December 31, 1996 at the rate of ______% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during such overdue period. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than interest payable on redemption or maturity) will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, [which shall be the close of business on the business day next preceding such Interest Payment Date.] [IF PURSUANT TO THE PROVISIONS OF SECTION 2.11(C) OF THE INDENTURE THE SERIES A DEBENTURES ARE NO LONGER REPRESENTED BY A GLOBAL DEBENTURE -- which shall be the close of business on the March 15, June 15, September 15 or December 15 (whether or not a business day) next preceding such Interest Payment Date.] Interest payable on redemption or maturity shall be payable to the person to whom the principal is paid. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register.


     Payment of the principal of, premium, if any, and interest on this Debenture is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     Unless the Certificate of Authentication hereon has been executed by the Trustee or a duly appointed Authentication Agent referred to on the reverse side hereof, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.


Dated ____________________


                                   APPALACHIAN POWER COMPANY


                                   By_______________________


Attest:


By____________________



             (FORM OF CERTIFICATE OF AUTHENTICATION)

                  CERTIFICATE OF AUTHENTICATION

     This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.


THE FIRST NATIONAL BANK OF CHICAGO
as Trustee or as Authentication Agent


By__________________________
Authorized Signatory


                 (FORM OF REVERSE OF DEBENTURE)

     This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of September 1, 1996 duly executed and delivered between the Company and The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States, as Trustee (herein referred to as the "Trustee"), as supplemented by the First Supplemental Indenture dated as of September 1, 1996 between the Company and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

     Subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part at any time on or after September __, 2001 (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if at the time of redemption, the Debentures are registered as a Global Debenture, the Depository shall determine by lot the principal amount of such Debentures held by each Debentureholder to be redeemed.

     In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of all series at the time outstanding affected thereby, on behalf of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

     The Company shall have the right at any time during the term of the Debentures, from time to time to extend the interest payment period of such Debentures for up to 20 consecutive quarters (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon compounded quarterly at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law); provided that, during such Extended Interest Payment Period the Company shall not declare or pay any dividend on, or purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect thereto.
Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the maturity of the Debentures. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extended Interest Payment Period.

     As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     [The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] [This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [herein and] therein set forth, Debentures of this series [so issued] are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE)

_______________________________________
________________________________________________________________
________________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
________________________________________________________________
ASSIGNEE) the within Debenture and all rights thereunder, hereby
________________________________________________________________
irrevocably constituting and appointing such person attorney to
________________________________________________________________
transfer such Debenture on the books of the Issuer, with full
________________________________________________________________
power of substitution in the premises.



Dated: ______________________      ____________________________



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Debenture in every particular, without alteration or enlargement or any change whatever and NOTICE:
          Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program ("MSP").